EXHIBIT 23.3

January 9, 1997



SAC Technologies, Inc.
4444 West 76th Street, Suite 600
Edina, MN 55435

Gentlemen:

We consent to the inclusion of our name as counsel to the Underwriter under the caption "Legal Matters" in the Company's Registration Statement No.
333-16451.

                                             Very truly yours,


                                             MERRITT, FURBER & TIMMER
                                             /s/ Merritt, Furber & Timmer